EXHIBIT 2.1

                  FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC.
                          AMENDED and RESTATED BYLAWS

                                   ARTICLE I
                            MEETING OF SHAREHOLDERS
     Section 1. ANNUAL MEETINGS. The Corporation is not required to hold an annual meeting of shareholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended.
     Section 2. SPECIAL MEETINGS. Special Meetings of Shareholders of the Company or of a particular Series or Class may be called by the Chairman, the President or by the Board of Directors; and shall be called by the Secretary whenever ordered by the Chairman, the Board of Directors, or as requested in writing by Shareholders entitled to cast at least 10% of the shares entitled to be cast at the meeting. Such Shareholder request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. Unless requested by Shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any annual or special meeting of the Shareholders held during the preceding 12 months.
     Section 3. PLACE OF MEETINGS. All meetings of the Shareholders of the Corporation or a particular Series or Class, shall be held at the office of the Corporation in Pittsburgh, Pennsylvania, or at such other place within or without the State of Maryland as may be fixed by the Board of Directors.
     Section 4. NOTICE. Not less than ten nor more than ninety days before the date of every Special Meeting of Shareholders the Secretary or an Assistant Secretary shall give to each Shareholder of record of the Corporation or of the relevant Series or Class written notice of such meeting. Such notice shall be deemed to have been given when mailed to the Shareholder at his address appearing on the books of the Corporation, which shall be maintained separately for the shares of each Series or Class. Notice of a Special Meeting shall state the purpose or purposes for which it is called and no other business shall be transacted at such Special Meeting.
     Section 5.  QUORUM.  The presence in person or by proxy of holders of
(a) one-half of the shares of stock of the Corporation on all matters requiring a Majority Shareholder Vote, as defined in the Investment Company Act of 1940, or (b) one-third of shares of stock of the Corporation on all other matters permitted by law, in each case, entitled to vote without regard to class shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the separate approval of one or more series or class of stock, in which case the presence in person or by proxy of the holders of one-half or one-third, as set forth above, of the shares of stock of each series or class entitled to vote separately on the matter shall constitute a quorum.
     In the absence of a quorum at any meeting, a majority of those Shareholders present in person or by proxy may adjourn the meeting from time to time to a date not later than 120 days after the original record date without further notice until a quorum, as above defined, shall be present.
     Section 6. ADJOURNED MEETINGS. A meeting of Shareholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in Section 5 of this Article) may be adjourned from time to time without further notice other than by announcement to be given at the meeting to a date not more than 120 days after the record date, and any business may be transacted at the meeting as originally called.
     Section 7. VOTING. At all meetings of Shareholders each Shareholder shall be entitled to one vote or fraction thereof for each Share or fraction thereof standing in his name on the books of the Corporation on the date for the determination of Shareholders entitled to vote at such meeting.
     Section 8. PROXIES. Any Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted. Every proxy shall be in writing and signed by the Shareholder or his duly authorized attorney in fact and dated, but need not be sealed, witnessed or acknowledged.
     Section 9. ACTION BY UNANIMOUS WRITTEN CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof, and any other Shareholders, entitled to notice of a meeting of stockholders (but not to vote thereat), have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.
                                   ARTICLE II
                               BOARD OF DIRECTORS
     Section 1. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the Shareholders by law, by the Charter or by these Bylaws.
     Section 2. NUMBER, QUALIFICATIONS, MANNER OF ELECTION AND TERM OF OFFICE. The number of Directors of the Corporation can be changed by a majority of the entire Board of Directors from time to time to not less than three or the number of Shareholders, whichever is less, nor more than twenty. Directors need not be Shareholders. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board pursuant to the foregoing authorization. Each Director shall hold office until his resignation or removal and until the election and qualification of his successor.
     Section 3. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Maryland as the Board or as the person or persons requesting said meeting to be called may from time to time determine.
     Section 4. ANNUAL MEETINGS. The Board of Directors shall meet annually for the election of Officers and any other business.
     Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board may from time to time designate, provided that any Director who is absent when such designation is made shall be given notice of the designation.
     Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such times and at such places as may be designated at the call of such meeting. Special meetings shall be called by the Secretary or any Assistant Secretary at the request of the Chairman, the President, or any Director. If the Secretary or any Assistant Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Chairman, the President or such Director may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.
     Section 7. NOTICE. The Secretary or any Assistant Secretary shall give, at least two days before the meeting, notice of each meeting of the Board of Directors, whether Annual, Regular or Special, to each member of the Board by mail, telegram, telephone or electronic facsimile to his last known address. It shall not be necessary to state the purpose or business to be transacted in the notice of any meeting unless otherwise required by law. Personal attendance at any meeting by a Director other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice. In addition, notice of a meeting need not be given if a written waiver of notice executed by such Director before or after the Meeting is filed with the records of the meeting.
     Section 8. CONDUCT OF MEETINGS AND BUSINESS. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Charter of the Corporation or these Bylaws.
     Section 9. QUORUM. One-third of the entire Board of Directors but not less than two directors shall constitute a quorum at any meeting of the Board of Directors unless there is only one director, in which case that one shall constitute a quorum. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by applicable law or regulation, the Charter of the Corporation, or these Bylaws. In the absence of a quorum at any meeting a majority of Directors present may adjourn the meeting from day to day or for such longer periods as they may designate until a quorum shall be present. Notice of any adjourned meeting need not be given other than by announcement at the meeting.
     Section 10. RESIGNATIONS. Any Director of the Corporation may resign at any time by written notice to the Chairman of the Board of Directors or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein or, if no time is specified, when received by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 11. REMOVAL. At any meeting of Shareholders duly called for the purpose, any Director may be removed from office by the vote of a majority of all of the Shares entitled to vote.
     Section 12. VACANCIES. Except as otherwise provided by law, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum and any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors then in office.
     Section 13. COMPENSATION OF DIRECTORS. The Directors may receive compensation for their services as Directors as determined by the Board of Directors and expenses of attendance at each Meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an Officer, Agent or otherwise, and receiving compensation therefor.
     Section 14. ACTION BY UNANIMOUS WRITTEN CONSENT OF DIRECTORS. Any action required or permitted to be taken at any Annual, Regular or Special Meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.
     Section 15. TELEPHONE CONFERENCE. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.
                                  ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES
     Section 1.  APPOINTMENT AND TERM OF OFFICE OF EXECUTIVE COMMITTEE.
The Board of Directors may appoint an Executive Committee, which shall consist of two (2) or more Directors.
     Section 2. VACANCIES IN EXECUTIVE COMMITTEE. Vacancies occurring in the Executive Committee from any cause may be filled by the Board of Directors.
     Section 3. EXECUTIVE COMMITTEE TO REPORT TO BOARD. All action by the Executive Committee shall be reported to the Board of Directors at its Meeting next succeeding such action.
     Section 4. PROCEDURE OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure not inconsistent with these Bylaws or with any directions of the Board of Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Board of Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case the affirmative vote of a majority of the members of the Committee present shall be necessary for the taking of any action.
     Section 5. POWERS OF EXECUTIVE COMMITTEE. During the intervals between the Meetings of the Board of Directors the Executive Committee, except as limited by law or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect or remove Trustees, increase or decrease the number of Trustees, elect or remove any officer, declare dividends, issue shares or recommend to shareholders any action requiring shareholder approval.
     Section 6. OTHER COMMITTEES. From time to time the Board of Directors may appoint any other Committee or Committees which shall have such powers as shall be specified in the resolution of appointment and may be delegated by law.
     Section 7. COMPENSATION. The members of any duly appointed Committee shall receive such compensation as from time to time may be fixed by the Board of Directors and shall be entitled to reimbursement of expenses incurred in connection with service on any such Committee.
     Section 8. ACTION BY UNANIMOUS WRITTEN CONSENT OF EXECUTIVE COMMITTEE OR OTHER COMMITTEES. Any action required or permitted to be taken at any meeting of the Executive Committee or any other duly appointed Committee may be taken without a meeting if written consent to such action is signed by all Members of such Committee and such written consent is filed with the minutes of the proceedings of such Committee.
     Section 9. ADVISORY BOARD. The Directors may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Directors or Officers and need not be Shareholders. Members of the Advisory Board shall hold office for such period as the Directors may by resolution provide. Any Member of such Board may resign therefrom by written instrument signed by him which shall take effect upon delivery to the Directors. The Advisory Board shall have no legal powers and shall not perform functions of Directors in any manner, said Board being intended to act merely in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Board of Directors may by resolution provide. The compensation of the Members of the Advisory Board, if any, shall be determined by the Board of Directors.
                                   ARTICLE IV
                                    OFFICERS
     Section 1. GENERAL PROVISIONS. The Officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may elect or appoint a Chairman and other Officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The same person may hold any two offices except those of President and Vice President.
     Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Officers shall be elected annually by the Board of Directors at its Annual Meeting. Each Officer shall hold office for one year and until the election and qualification of his successor. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any Regular or Special Meeting of the Board. The Board of Directors may elect or appoint additional Officers or agents at any Regular or Special Meeting of the Board.
     Section 3. REMOVAL. Any Officer elected by the Board of Directors may be removed with or without cause at any time by the Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President.
     Section 4. RESIGNATIONS. Any Officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. VACANCIES. A vacancy in any Office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such Office.
     Section 6. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be a Chairman, shall preside at the meetings of Shareholders and of the Board of Directors. He shall receive such information and reports as he may request from the Officers of the Corporation. He shall counsel and advise the President.
     Section 7. PRESIDENT. The President of the Corporation shall be the chief executive officer of the Corporation. Unless other provisions are made therefor by the Board or Executive Committee, the President, without limitation, shall employ and define the duties of all employees of the Corporation, shall have the power to discharge any such employees, shall exercise general supervision over the affairs of the Corporation and shall have the power to sign, in the name of and on behalf of the Corporation, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Corporation, and may, in the name of and on behalf of the Corporation, take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. In the absence of the Chairman of the Board of Directors, the President or an officer or Director appointed by the President, shall preside at all meetings of Shareholders.
     Section 8. VICE PRESIDENT. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Board. Each Vice President shall have the power, without limitation, to sign, in the name of and on behalf of the Corporation, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Corporation, and may, in the name of and on behalf of the Corporation, take all such action as the Vice President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, or the President.
     Section 9. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the Minutes of the Meetings of the Shareholders, and of the Board of Directors; shall see that all Notices are duly given in accordance with the provisions of these Bylaws and as required by Law; shall be custodian of the records of the Corporation; shall keep directly or through a transfer agent a register of the post office address of each Shareholder, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, the Executive Committee, or the President.
     Section 10. TREASURER. The Treasurer shall have supervision of the custody of all funds and securities of the Corporation, subject to applicable law and the determination from time to time of the Board of Directors. He shall perform such other duties as may be from time to time assigned to him by the Board of Directors, the Executive Committee, or the President.
     Section 11. ASSISTANT VICE PRESIDENT. The Assistant Vice President or Vice Presidents of the Corporation shall have such authority and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the President of the Corporation.
     Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Board of Directors or the Executive Committee or by the President.
     Section 13. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
                                   ARTICLE V
                           SHARES AND THEIR TRANSFER
     Section 1. CERTIFICATES. If issued, share certificates shall be signed by the Chairman, the President, or any Vice President and countersigned by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of Seal. Certificates for shares for which the Corporation has appointed a Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any Officer who has signed any certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issuance. Share certificates shall be in such form not inconsistent with law and these Bylaws as may be determined by the Board of Directors.
     Section 2. TRANSFER OF SHARES. Shares shall be transferable on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of the certificate representing the shares to be transferred properly endorsed.
     Section 3. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders or Shareholders to receive payment of any dividend. Such date shall in any case not be more than 90 days and in case of a Meeting of Shareholders not less than l0 days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. Only Shareholders of record on the record date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.
     Section 4. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case any Share certificate is lost, mutilated or destroyed the Board of Directors may issue a new certificate in place thereof upon indemnity to the relevant Series or Class against loss and upon such other terms and conditions as the Board may deem advisable.
     Section 5. TRANSFER AGENT AND REGISTRAR: REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of Share certificates and may appoint a Transfer Agent and/or Registrar of Share certificates of each Series or Class.
                                   ARTICLE VI
                 AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.
     Section 1. AGREEMENTS, ETC. The Board of Directors or the Executive Committee may authorize any Officer or Officers, or Agent or Agents of the Corporation to enter into any Agreement or execute and deliver any instrument in the name of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by the Executive Committee or by these Bylaws, no Officer, Agent or Employee shall have any power or authority to bind the Corporation by any Agreement or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     Section 2. CHECKS, DRAFTS, ETC. All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officer or Officers, Employee or Employees, or Agent or Agents as shall be from time to time designated by the Board of Directors or the Executive Committee, or as may be specified in or pursuant to the agreement between the Corporation on behalf of any Series or Class and the Bank or Trust Company appointed as custodian.
     Section 3. ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such Officer or Officers, Employee or Employees, or Agent or Agents as may be authorized by the Board of Directors or the Executive Committee.
                                  ARTICLE VII
                               BOOKS AND RECORDS
     Section 1. LOCATION. The books and records of the Corporation, including the Stock ledger or ledgers, may be kept in or outside the State of Maryland at such office or agency of the Corporation as may be from time to time determined by the Board of Directors.
                                  ARTICLE VIII
                                  FISCAL YEAR
     Section 1. FISCAL YEAR. The Fiscal Year of the Corporation shall be designated from time to time by the Board of Directors.
                                   ARTICLE IX
                                INDEMNIFICATION
     Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director of officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any Shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").
     Section 2. ADVANCES. Any current or former director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance, or (c) a majority of a quorum of directors of the Corporation who are neither 'interested persons' as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
     Section 3. PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.
     Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by applicable law.
     Section 5. OTHER RIGHTS. The Board of Directors may make further provisions consistent with law for indemnification and advancement of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of Shareholders or disinterested non-party directors or otherwise.
     Section 6. AMENDMENTS. References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
                                   ARTICLE X
                                   AMENDMENTS

     Section 1. The Board of Directors shall have the power to alter, amend or repeal any Bylaws of the Corporation and to make new Bylaws.